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                                                                Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-09067 of Ascent Entertainment Group, Inc. on Form S-8 of our report dated February 14, 1996 (except as to the second, third, and fourth paragraphs of Note 15, as to which the date is March 28, 1996, and Note 16, as to which the date is February 19, 1997), appearing in this Annual Report on Form 10K/A of Ascent Entertainment Group, Inc. for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP
Denver, Colorado

February 19, 1997